Exhibit 99.1

Talis Biomedical Announces CEO Transition

Kim Popovits to serve as interim CEO

MENLO PARK, Calif. – August 30, 2021 – Talis Biomedical Corporation (Nasdaq: TLIS), a company dedicated to developing innovative molecular diagnostic tests for infectious diseases at the point-of-care, today announced that effective immediately Brian Coe has stepped down as President, CEO and Director and will continue to work with the company as an advisor. The company also announced that Kim Popovits, has been appointed as interim CEO and will lead the search efforts to hire the Company’s next President and CEO.

Ms. Popovits is the former Chairman of the Board, President and Chief Executive Officer of Genomic Health. Under her leadership Genomic Health became the world’s leading provider of genomic-based diagnostic tests that optimized the treatment of cancer, resulting in an acquisition by Exact Sciences for $3B in 2019. Prior to joining Genomic Health in 2002, Ms. Popovits held several senior management roles at Genentech where she led the commercialization of 14 new therapeutics over 15 years. In addition to Talis, she serves on the boards of 10x Genomics and Kiniksa Pharmaceuticals, Ltd.  Ms. Popovits has been a member of the Board of Talis since 2020 and has stepped off in connection with her appointment as interim CEO in order for the Company to remain in compliance with requirements for Board independence.

“On behalf of the entire Company and Board of Directors, I would like to thank Brian for his valuable contributions and years of service to Talis. His extraordinary vision and commitment have put us in a strong position,” said Felix Baker, Ph.D., chairman of the board of Talis. “I also want to thank Kim for stepping in to lead Talis at this time.  Kim’s operational leadership and expertise in building and scaling global organizations for growth is ideally suited to lead Talis through this important period.”

“I look forward to the opportunity to work with the experienced senior leadership team at Talis to scale our operational and commercial capabilities while working with our Board to identify a new CEO to lead the next phase of our growth,” said Kim Popovits, interim CEO. “I also want to thank Brian for his many contributions, and value his continued guidance as an advisor as we advance our strategy to expand access to high quality molecular diagnostics, addressing a significant and growing unmet need.”

About Talis Biomedical
Talis is dedicated to transforming diagnostic testing by developing and commercializing innovative products that are designed to enable accurate, low cost, and rapid molecular testing for infectious diseases at the point-of-care. The company is developing the Talis One, a compact, sample-to-answer, cloud-enabled, molecular diagnostic platform. For more information, visit talisbio.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or other words that convey uncertainty of future events or outcomes can be used to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our plans to scale our operational and commercial capabilities; our ability identify and hire a new CEO to lead the Company; and our ability to grow and expand our business. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the impact to our business of the ongoing COVID-19 pandemic, including any impact on our ability to market our products, demand for our products due to deferral of procedures using our products or disruption in our supply chain, our ability to achieve or sustain profitability, our ability to gain market acceptance for our products and to accurately forecast and meet customer demand, our ability to compete successfully, our ability to enhance our product offerings, development and manufacturing problems, capacity constraints or delays in production of our products, maintenance of coverage and adequate reimbursement for procedures using our products, product defects or failures. These and other risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Talis assumes no obligation to updates forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Contact

Media & Investors
Emily Faucette
efaucette@talisbio.com
415-595-9407